EXHIBIT 23.4




                           FINANCIAL ADVISOR'S CONSENT



The Board of Directors
Rappahannock Bankshares, Inc.

         We consent to the use of our form of opinion included herein in the Registration Statement filed on or about April 6, 1998, and to the reference to our firm under the sections of the Proxy Statement / Prospectus headings "Summary" and "The Affiliation".




Norfolk, Virginia                       /s/ McKinnon & Company, Inc.
April 6, 1998